UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

October 20, 2016

Algodon Wines & Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯[  ]   Written communications pursuant to Rule 425 under the Securities Act

⁯[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

⁯[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2016, the Board of Directors of Algodon Wines & Luxury Development Group, Inc. (the “Company”) adopted the 2016 Stock Option Plan (the “2016 Plan”). On October 20, 2016, the Board adopted amendments to the 2016 Plan to clarify certain items in Section 2—Definitions and Section 4—Shares Available for Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of October 2016.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO